Exhibit 10.1

SUBSCRIPTION AGREEMENT
FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

This Subscription Agreement (this “Subscription Agreement”) is made as of this 23rd day of August, 2013, by and between First Federal Bancshares of Arkansas, Inc., an Arkansas corporation (the “Corporation”), and Bear State Financial Holdings, LLC, an Arkansas limited liability company (the “Subscriber”), subscribing to purchase shares of common stock, par value $0.01 per share (the “Shares”), of the Corporation, for a subscription price of $7.90 per share (the “Subscription Price”).

By completing, executing and delivering this Subscription Agreement and tendering the Total Subscription Price shown on the Subscriber Information Schedule hereto, the Subscriber hereby agrees to the terms and conditions of this offering (this “Offering”) set forth in this Subscription Agreement as follows:

Subscription. Subject to the terms, conditions and provisions of this Subscription Agreement, the Subscriber hereby subscribes to purchase the number of Shares set forth on the Subscriber Information Schedule and hereby agrees that this subscription shall be irrevocable and shall survive the dissolution of the Subscriber. The Subscriber agrees to deliver to the Corporation at the following address:

First Federal Bancshares of Arkansas, Inc.

1401 Highway 62-65 North

Harrison, Arkansas 72601

Attn: Christopher M. Wewers

the following items (the “Subscription Documents”):

●	executed copy of this Subscription Agreement;

●	a completed and signed W-9 Request for Taxpayer Identification Number and Certification;

●	a check payable to or wire transfer of immediately available funds to First Federal Bancshares of Arkansas, Inc. for the Total Subscription Price; and

●	any other information regarding the Subscriber that the Corporation may reasonably request in order to accept the Subscriber’s subscription for the Shares.

1.     Terms. Upon receipt of the foregoing items, the Corporation shall deliver the certificates for the Shares to the Subscriber if this subscription is accepted by the Corporation, and will promptly return all Subscription Documents and refund all subscription payments to the Subscriber if the subscription is rejected.

The Subscriber acknowledges and agrees that any interest earned on the subscription payments while they are held shall be applied to and delivered to the Corporation and not to Subscriber. Such interest will be reported on a Form 1099 to the Corporation, not to the Subscriber.

2.     Acceptance of Subscription. The Subscriber acknowledges that the Corporation has the right to accept or reject this subscription, in whole but not in part. This subscription shall be deemed to be accepted by the Corporation when the President of the Corporation signs the acceptance clause attached to this Subscription Agreement.

3.     Rejection of Subscription. The Subscriber acknowledges that prior to acceptance, the Corporation, in its sole discretion, may reject this subscription for any reason at any time. If this subscription is rejected, the Corporation will promptly return the Subscription Documents and will refund the Total Subscription Price.

4.     Closing; Closing Deliverables.

(a)

If this Subscription is accepted by the Corporation, the closing of the purchase and sale of the Shares (the “Closing”) shall occur at a time and place as is mutually determined by the parties after all of the conditions provided herein have been satisfied or waived.

(b)	At or prior to the Closing, the Subscriber shall deliver to the Corporation duly executed Subscription Documents and a duly executed Registration Rights Agreement (defined below).

(c)	At or prior to the Closing, the Corporation shall deliver to the Subscriber a certificate or certificates representing the Shares and a duly executed Registration Rights Agreement.

5.     Representations, Warranties and Covenants of the Subscriber. THE SHARES ARE OFFERED FOR SALE ONLY TO ACCREDITED INVESTORS. The Subscriber acknowledges that the Shares are being offered and sold in reliance upon an exemption from the federal Securities Act of 1933, as amended (the “Act”), under Section 4(a)(2) of the Act and Rule 506 of Regulation D promulgated under the Act.

The Subscriber hereby represents and warrants to, and covenants and agrees with, the Corporation, and its shareholders, directors, officers, employees, agents and representatives, as follows:

(a)

The Subscriber qualifies as an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated by the SEC and has such knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Shares.

(b)

The undersigned (i) has adequate means of providing for his or her current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) believes that the nature and amount of such investment is suitable for the undersigned and consistent with the undersigned’s overall investment program and financial position, (iv) believes that the undersigned’s overall commitment to investments which are not readily marketable is not disproportionate to the undersigned’s net worth and the investment in the Shares will not cause such overall investment commitment to become excessive, (v) is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness, (vi) is able to bear the economic risks of his or her investment in the Shares, and (vii) at the present time, can afford a complete loss of such investment.

(c)

The Shares are being acquired (i) solely for investment for the Subscriber’s own account and not as nominee or agent or otherwise on behalf of any other person, and (ii) not with a view to or with any present intention to reoffer, resell, fractionalize, assign, grant any participation interest in, or otherwise distribute the Shares.

(d)	Subscriber recognizes that an investment in the Corporation involves substantial risk and Subscriber is fully cognizant of and understands all of the risk factors related to the purchase of Shares.

(e)

Subscriber has been provided with all materials and information requested by Subscriber and any others representing Subscriber, including any information requested to verify the information furnished, and there has been direct communication between the Corporation and its representatives on the one hand and Subscriber and Subscriber’s representatives, if any, on the other in connection with the information set forth herein. There has been made available to both Subscriber and any advisors of Subscriber the opportunity to ask questions of, and receive answers from the Corporation and the officers and employees of the Corporation concerning the terms and conditions of this Offering and to obtain any additional information deemed necessary to verify the accuracy of the information contained herein.

(f)

The Subscriber is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Arkansas, with full power and authority to execute, deliver and perform this agreement.

(g)

The execution, delivery and performance of this Subscription Agreement by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Subscriber. The Subscriber is not in breach or violation of any provision of its Articles of Organization, Operating Agreement, or any other contract or agreement to which it is a party (as amended in each case).

(h)

This Subscription Agreement has been duly executed and delivered by the Subscriber, constitutes the legal, valid and binding obligation of the Subscriber, and is enforceable against the Subscriber in accordance with its terms.

(i)	The information set forth on the Subscriber Information Schedule attached hereto is accurate and complete.

(j)

Subscriber is the majority shareholder of the Corporation and certain of its members and their representatives serve as directors of the Corporation, and as such, Subscriber has access to all financial information of the Corporation and possesses the ability to ask any questions of the Corporation regarding its financial condition and prospects.

(k)

All information which the Subscriber has provided to the Corporation is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of the Subscriber’s subscription, the Subscriber will immediately provide such information to the Corporation.

6.     Representations, Warranties and Covenants of the Corporation. The Corporation represents and warrants to, and covenants and agrees with, the Subscriber as follows:

(a)

The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arkansas, with full power and authority to execute, deliver and perform this agreement.

(b)

The execution, delivery and performance of this Subscription Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Corporation. The Corporation is not in breach or violation of any provision of its Articles of Incorporation, Bylaws, or any other contract or agreement to which it is a party (as amended in each case).

(c)

This Subscription Agreement has been duly executed and delivered by the Corporation, constitutes the legal, valid and binding obligation of the Corporation, and is enforceable against the Corporation in accordance with its terms.

(d)	The Corporation will file all notices and applications with the NASDAQ Stock Market, LLC (“NASDAQ”) regarding the Shares to be issued hereunder, as may be required by the rules of NASDAQ.

7.     Conditions to the Obligations of the Parties. The respective obligations of the Corporation and the Subscriber under this Subscription Agreement are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by the parties of the following conditions:

(a)	The shareholders of the Corporation shall have approved the Offering.

(b)

The Corporation and First National Security Company shall have consummated the merger of First National Security Company with and into the Corporation, or the consummation of such merger shall be imminent.

(c)	Southard Financial, LLC shall not have withdrawn or modified its fairness opinion with regard to the Offering.

8.     Limitation on Transfer of Shares; Registration Rights.

(a)

The Subscriber acknowledges and understands that there are substantial restrictions on the transferability of the Shares under federal and applicable state securities laws and under applicable banking laws, and that Subscriber may not transfer, offer or sell the Shares unless such transfer, offer or sale is pursuant to an effective registration statement under the Act or pursuant to an available exemption from registration under the Act.

(b)

The parties agree and acknowledge that as a condition to Subscriber’s obligations under this Subscription Agreement, both the Corporation and Subscriber shall have entered into a registration rights agreement in a form acceptable to both the Corporation and Subscriber that obligates the Corporation to file one or more registration statements under the Act to register the offer and sale of the Shares (the “Registration Rights Agreement”).

9.     Legend Requirements and Notations. The Subscriber understands and agrees that the Shares, and any offer, sale, pledge, hypothecation or other transfer thereof, will be subject to the following restrictions and limitations:

(a)	The Shares will bear a legend substantially to the following effect, until such time as not required under Section 8(a):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)

The legend described in subparagraph (a) above will be placed on any new certificates issued (whether because of transfer, loss, destruction or otherwise) with respect to the Shares unless the Corporation is satisfied that such legends are not required.

(c)	Notations of these restrictions will be made in the appropriate records of the Corporation and stop-transfer instructions will be issued to the Corporation’s transfer agent, if any.

10.   Indemnification. The Subscriber acknowledges and understands the meaning, importance and legal consequences of the representations, warranties, covenants and agreements made by the Subscriber herein, and that the Corporation and its shareholders, directors, officers, employees, agents and representatives are relying upon such representations, warranties, covenants and agreements.

The Subscriber hereby agrees to indemnify and hold harmless the Corporation and its shareholders, directors, officers, employees, agents and representatives from and against any and all loss, damage or liability, together with all costs and expenses (including attorneys’ fees and disbursements), which any of them may incur by reason of any breach of any representation, warranty, covenant or agreement of the Subscriber contained in this Subscription Agreement, including the representation and warranty that the Subscriber is an accredited investor.

Notwithstanding the foregoing, however, no representation, warranty, covenant or agreement made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to the Subscriber under federal or state securities laws. All representations, warranties, covenants and agreements contained in this Subscription Agreement and the indemnification contained in this paragraph shall survive the acceptance of this subscription and the sale of the Shares by the Corporation to the Subscriber.

11.   Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the Subscriber and the Subscriber’s successors and shall not be assignable by the Subscriber. This Subscription Agreement shall inure to the benefit of and, upon its acceptance by the Corporation, be binding upon the Corporation and its successors.

12.   Arkansas Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

(Signature Page Follows)

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of August 23, 2013.

BEAR STATE FINANCIAL HOLDINGS, LLC

By:	/s/ William J. Changose
Name: William J. Changose
Title: Chief Operating Officer

ACCEPTANCE

First Federal Bancshares of Arkansas, Inc. hereby accepts this Subscription Agreement for all shares subscribed.

Dated: August 23, 2013

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ Christopher M. Wewers
Name: Christopher M. Wewers
Title: President and Chief Executive Officer

SUBSCRIBER INFORMATION SCHEDULE

The Subscriber hereby provides the following information regarding its ownership of the Shares (PLEASE PRINT):

Name(s) in which the Subscriber wishes to hold the Shares:	Bear State Financial Holdings, LLC

Address:	900 South Shackleford Suite 200 Little Rock, AR 72211 Attn: Richard N. Massey

Telephone:	(501) 320-4862

E-mail Address:

Facsimile:

Taxpayer Identification Number:

Number of Shares Subscribed For:	2,291,593

Total Subscription Price:	$18,103,584.70